CSW Energy, Inc.
                                  Balance Sheet
                               September 30, 1996
                                   (Unaudited)
                                    ($000's)


ASSETS

Current Assets
            Accounts Receivable                                   $      2,070
            Other Current Assets                                         8,498
                                                                    -----------
                                                                        10,568
                                                                    -----------

Other Assets
            Equity Investments                                         189,536
            Notes Receivable                                             1,605
            Deferred Charges and Other                                  34,918
                                                                    -----------
                                                                       226,059

                                                                    -----------
TOTAL                                                             $    236,627
                                                                    ===========


LIABILITIES AND EQUITY

Current Liabilities
            Accounts Payable and Other                            $     47,539
            Borrowings from CSW Corp.                                   83,578
                                                                    -----------
                                                                       131,117
                                                                    -----------
Deferred Credits
            Other Liabilities                                            5,237
            Accumulated Deferred Income Taxes                           36,625
                                                                    -----------
                                                                        41,862
                                                                    -----------

Stockholder's Equity
            Common Stock                                                     1
            Paid in Capital                                             70,728
            Retained Earnings                                           (7,081)
                                                                    -----------
                                                                        63,648

                                                                    -----------
TOTAL                                                             $    236,627
                                                                    ===========